Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               RIMAGE CORPORATION
               (Exact name of issuer as specified in its charter)

            Minnesota                                   41-1577970
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                          7725 Washington Avenue South
                             Minneapolis, Minnesota                  55439
                     (Address of Principal Executive Offices)      (Zip Code)

                    RIMAGE CORPORATION 1992 STOCK OPTION PLAN
                            (Full title of the plan)

Bernard P. Aldrich                                 Copy to:
President and Chief Executive Officer              Thomas Martin
Rimage Corporation                                 Dorsey & Whitney LLP
7725 Washington Avenue South                       220 South Sixth Street
Minneapolis, Minnesota  55439                      Minneapolis, MN 55402
(Name and address of agent for service)

                                 (612) 944-8144
         (Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE

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 Title of                            Proposed        Proposed
Securities           Amount          Maximum         Maximum          Amount of
   to be             to be       Offering Price      Aggregate      Registration
Registered        Registered(1)    Per Share(2)  Offering Price(2)        Fee
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Common Stock
$.01 par value    750,000            $12.3458         $9,257,813      $2,731
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(1) The number of shares being registered represents 750,000 additional shares of Common Stock which may be issued pursuant to the Rimage Corporation 1992 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee. The proposed maximum offering price is based upon the average of the high and low selling prices of the Common Stock quoted on NASDAQ NMS for May 26 , 1998.

Pursuant to General Instruction E of the General Instructions to the Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 filed November 10, 1993 (No. 33-71472) .

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

    Exhibit Number                  Description

          4.1       1992 Stock Option Plan of the Company, as amended.

          5         Opinion of Dorsey & Whitney LLP.

          24.1      Consent of KPMG Peat Marwick LLP

          24.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

          25 Power of Attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

          A.        Post-Effective Amendments

          The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)       To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act
                                        of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.        Subsequent Documents Incorporated by Reference

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.        Claims for Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 21st day of May, 1998.

                                           RIMAGE CORPORATION


                                           By:   /s/ BERNARD P. ALDRICH
                                               ---------------------------------
                                               Bernard P. Aldrich,
                                               Chief Executive Officer

                                POWER OF ATTORNEY

          The officers and directors of Rimage Corporation, whose signatures appear below, hereby constitute and appoint Bernard P. Aldrich and David J. Suden, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of Rimage Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Name                              Title
           ----                              -----

/s/ Bernard P. Aldrich         Chief Executive Officer,             May 21, 1998
--------------------------        President and Director
    Bernard P. Aldrich            (PRINCIPAL EXECUTIVE  AND
                                  PRINCIPAL FINANCIAL OFFICER)

/s/ David J. Suden             Chief Technical Officer and          May 21, 1998
--------------------------        Director (PRINCIPAL FINANCIAL
David J. Suden                    OFFICER)

/s/ Robert Wolf                Controller                           May 21, 1998
--------------------------        (PRINCIPAL ACCOUNTING OFFICER)
Robert Wolf

/s/ Ronald R. Fletcher         Director                             May 21, 1998
--------------------------
Ronald R. Fletcher

/s/ Richard F. McNamara        Director                             May 21, 1998
--------------------------
Richard F. McNamara

/s/ George E. Kline            Director                             May 21, 1998
--------------------------
George E. Kline

/s/ James Reissner             Director                             May 21, 1998
--------------------------
James Reissner